Exhibit 99.1

FOR RELEASE February 13, 2015 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Second Quarter
Fiscal Year 2015 Results;
Teleconference and Webcast to be held on February 13, 2015

CRANBURY, NJ – February 13, 2015 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its second quarter ended December 31, 2014.

“We achieved a significant clinical and corporate milestone by advancing bremelanotide for the treatment of female sexual dysfunction into the phase 3 pivotal stage in the U.S. Both trials of the phase 3 reconnect study are active and enrolling patients,” said Carl Spana, Ph.D., President and CEO of Palatin.  “We currently project completing enrollment in the second half of calendar year 2015 and reporting topline results in mid-calendar year 2016.”

Recent Highlights
●	Bremelanotide development for Female Sexual Dysfunction (FSD):
‒	December 2014 and January 2015, Palatin initiated Protocols 301 and 302 of its phase 3 clinical trial reconnect study in the United States for the treatment of female sexual dysfunction (FSD).
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Each pivotal trial of the reconnect study is a multicenter (~80 sites), randomized, placebo controlled, parallel-group, eight month trial with an open-label extension phase. The clinical trials are designed to randomize approximately 1100 women (~550 each trial) in North America to evaluate the efficacy and safety of subcutaneous bremelanotide in premenopausal women with hypoactive sexual desire disorder (HSDD) as an on-demand, as-needed treatment. More information on the trial protocol, including trial design and inclusion/exclusion criteria, can be found at http://clinicaltrials.gov.

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The start of the reconnect study in the U.S. triggered a development milestone payment of €2.5 million (approximately $3 million) from Gedeon Richter Plc, which was recognized as revenue in the quarter ended December 31, 2014.

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●	In November 2014 Palatin obtained U.S. Patent 8,877,890 for melanocortin receptor-1 cyclic peptides with potential application in treatment of inflammatory and dermatologic disease indications.

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In December 2014, Palatin received $0.5 million in net proceeds from the sale of New Jersey state net operating loss carryforwards, which resulted in the recognition of $0.5 million in tax benefits for the quarter ended December 31, 2014.

●	In December 2014, Palatin closed on debt and equity financing consisting of:
‒
$10.0 million venture loan, which includes an interest-only payment period for the first eighteen months, is a four year senior secured term loan that bears interest at a floating coupon rate of one-month LIBOR (floor of 0.50%) plus 8.50%. The lenders also received immediately exercisable Series D warrants to purchase 666,666 shares of Palatin’s common stock at an exercise price of $0.75 per share which expire on the fifth anniversary of the date of issuance.

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A private placement of 2,050,000 shares of its common stock and Series C warrants to purchase 24,949,325 shares of its common stock. Two accredited investment funds invested $10 million each. The funds paid $0.75 for each share of common stock and $0.74 for each Series C warrant, resulting in gross proceeds to Palatin of $20 million, with net proceeds, after deducting estimated offering expenses, of approximately $18.6 million. The Series C warrants are exercisable at an exercise price of $0.01 per share immediately upon issuance and expire on the tenth anniversary of the date of issuance.

Second Quarter Fiscal 2015 Financial Results
Palatin reported net income of $2.8 million, or $0.03 per basic and diluted share, for the quarter ended December 31, 2014, compared to a net loss of $3.6 million, or $(0.03) per basic and diluted share, for the same period in 2013.

The increase in net income for the quarter ended December 31, 2014 compared to the same period last fiscal year was mainly attributable to the recognition of approximately $8.0 million in contract revenue pursuant to our agreement with Gedeon Richter.

Revenue
For the quarter ended December 31, 2014, Palatin recognized the remaining $4.9 million of license revenue (previously deferred) under our agreement with Gedeon Richter plus approximately $3.1 million from a development milestone upon the start of the reconnect study in the U.S.  There were no revenues recorded in the quarter ended December 31, 2013.

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Operating Expenses
Total operating expenses for the quarter ended December 31, 2014 were $5.7 million compared to $3.6 million for the comparable quarter of 2013.  The increase in operating expenses for the quarter ended December 31, 2014 was the result of an increase in costs primarily relating to phase 3 clinical trial program costs for bremelanotide for the treatment of FSD.

Cash Position
Palatin’s cash and cash equivalents were $42.7 million, with accounts receivable of approximately $3.0 million as of December 31, 2014, compared to cash and cash equivalents $12.2 million at June 30, 2014.  Current liabilities were $5.1 million as of December 31, 2014, compared to $1.8 million, net of $1.0 million of deferred revenue, as of June 30, 2014.

Palatin believes that existing capital resources will be adequate to fund our planned operations through the quarter ending March 31, 2016.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on February 13, 2015 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-510-1765 (domestic) or 1-719-457-2689 (international), pass code 9168599.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 9168599.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

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Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

REVENUES:
Contract revenue	$8,019,415	$-	$12,951,730	$-

OPERATING EXPENSES:
Research and development	4,273,571	2,630,368	7,197,537	6,079,508
General and administrative	1,423,206	980,070	2,537,667	2,023,580
Total operating expenses	5,696,777	3,610,438	9,735,204	8,103,088

Income (loss) from operations	2,322,638	(3,610,438)	3,216,526	(8,103,088)

OTHER INCOME (EXPENSE):
Investment income	6,199	4,931	9,998	10,250
Interest expense	(31,857)	(954)	(33,587)	(2,805)
Foreign exchange transaction loss	(51,700)	-	(152,983)	-
Total other (expense) income, net	(77,358)	3,977	(176,572)	7,445

Income (loss) before income taxes	2,245,280	(3,606,461)	3,039,954	(8,095,643)
Income tax benefit	531,508	-	531,508	-

NET INCOME (LOSS)	$2,776,788	$(3,606,461)	$3,571,462	$(8,095,643)

Basic net income (loss) per common share	$0.03	$(0.03)	$0.03	$(0.08)

Diluted net income (loss) per common share	$0.03	$(0.03)	$0.03	$(0.08)

Weighted average number of common shares outstanding used in computing basic net income (loss) per common share	109,314,460	106,668,186	108,134,179	106,638,953

Weighted average number of common shares outstanding used in computing diluted net income (loss) per common share	109,815,718	106,668,186	108,888,313	106,638,953

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2014	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$42,694,472	$12,184,605
Accounts receivable	3,035,400	-
Prepaid expenses and other current assets	1,484,703	156,393
Total current assets	47,214,575	12,340,998

Property and equipment, net	185,563	160,748
Other assets	190,835	57,308
Total assets	$47,590,973	$12,559,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,914,038	$261,280
Accrued expenses	3,183,027	1,508,958
Capital lease obligations	25,128	-
Deferred revenue	-	1,000,000
Total current liabilities	5,122,193	2,770,238

Notes payable, net of discount	9,734,509	-
Capital lease obligations	54,872	-
Other non-current libilities	4,348	-
Total liabilities	14,915,922	2,770,238

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of December 31, 2014 and June 30, 2014, respectively	47	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 41,540,161 shares as of December 31, 2014 and 39,416,595 as of June 30, 2014, respectively	415,401	394,166
Additional paid-in capital	302,721,894	283,428,356
Accumulated deficit	(270,462,291)	(274,033,753)
Total stockholders’ equity	32,675,051	9,788,816
Total liabilities and stockholders’ equity	$47,590,973	$12,559,054